Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Amendment No. 1 to the Registration Statement (No. 333-195328) on Form S-3 of Enservco Corporation and subsidiaries (the “Company”) of our report dated March 20, 2014 relating to the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended incorporated by reference into this registration statement.

EKS&H LLLP

April 29, 2014

Denver, Colorado